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                                                     Registration No. 33-62067

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                 _____________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                  TO FORM S-4

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                                 _____________

                                 U. S. BANCORP
            (Exact name of Registrant as specified in its charter)

    OREGON                           6711                 93-0571730
(State or other             (Primary Standard             (I.R.S.
jurisdiction of             Industrial                    Employer
incorporation or            Classification                Identification
organization)               Code)                         No.)

                             111 S.W. FIFTH AVENUE
                            PORTLAND, OREGON  97204
                                (503) 275-6111
              (Address, including zip code, and telephone number
                including area code, of registrant's principal
                              executive offices)

                          __________________________

                             DWIGHT V. BOARD, ESQ.
                                 U. S. BANCORP
                             111 S.W. Fifth Avenue
                            Portland, Oregon  97204
                                (503) 275-3706
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                          __________________________

                                  Copies to:

    JOHN J. DeMOTT, ESQ.                      CRAIG M. WASSERMAN, ESQ.
    Miller, Nash, Wiener,                     Wachtell, Lipton,
     Hager & Carlsen                           Rosen & Katz
    111 S.W. Fifth, Ave., Ste. 3500           51 West 52nd Street
    Portland, Oregon  97204                   New York, New York  10019

                          __________________________

                                DEREGISTRATION
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                                DEREGISTRATION

          The number of shares of common stock, $5 par value, of U. S.
Bancorp registered was 56,196,927 shares, of which 54,704,648 shares have been issued. The Registration Statement is hereby amended to remove the 1,492,279 remaining shares from registration.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Portland, state of Oregon, on the 10th day of January, 1996.

                                  U. S. BANCORP
                                  (Registrant)


                                  By: /s/ Steven P. Erwin
                                     Steven P. Erwin
                                     Executive Vice President
                                      and Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities indicated on the 10th day of January, 1996.

          Signature                                 Title

1.  Principal Executive Officer         Chairman of the Board,
    and Director:                             Chief Executive Officer
          GERRY B. CAMERON*             and President, and
          Gerry B. Cameron              Director

2.  Principal Financial and             Executive Vice President
    Accounting Officer:                       and Chief Financial
                                              Officer

          /s/ Steven P. Erwin
          Steven P. Erwin

3.  A Majority of the Board
    of Directors:
          Carolyn Silva Chambers*
          Franklin G. Drake*
          Robert L. Dryden*
          Joshua Green III*
          Paul A. Redmond*
          N. Stewart Rogers*
          Benjamin R. Whiteley*


*By /s/ Steven P. Erwin
    Steven P. Erwin,
    Attorney-in-fact